      As filed with the Securities and Exchange Commission on May 5, 2005.

                                                      Registration No. 333-_____

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           FIRST ALBANY COMPANIES INC.
               (Exact name of issuer as specified in its charter)

            New York                                        22-2655804
    (State of Incorporation)                             (I.R.S. Employer
                                                        Identification No.)

                               30 S. Pearl Street
                           Albany, New York 12207-1599
                                 (518) 447-8500
          (Address and telephone number of principal executive offices)

                           FIRST ALBANY COMPANIES INC.
              RESTRICTED STOCK INDUCEMENT PLAN FOR DESCAP EMPLOYEES
                            (Full Title of the Plan)

                                  Gordon J. Fox
                           Executive Managing Director
                           First Albany Companies Inc.
                               30 S. Pearl Street
                           Albany, New York 12207-1599
                                 (518) 447-8500
            (Name, address and telephone number of agent for service)

                                   Copies to:
                       Milbank, Tweed, Hadley & McCloy LLP
                            One Chase Manhattan Plaza
                            New York, New York 10005
                                 (212) 530-5000
                       Attention: Howard S. Kelberg, Esq.

                         CALCULATION OF REGISTRATION FEE

Title of Securities to     Amount to be     Proposed Maximum Offering       Proposed Maximum           Amount of
    be Registered         Registered (1)       Price Per Share (2)      Aggregate Offering Price    Registration Fee
----------------------    --------------    -------------------------   ------------------------    ----------------
Common Stock (par value   272,000 shares              $6.474                    $1,760,928                $207.26
    $.01 per share)

(1) This Registration Statement covers 272,000 shares of Common Stock issuable as restricted stock awards pursuant to the First Albany Companies Inc. Restricted Stock Inducement Plan for Descap Employees, plus any additional shares of Common Stock which will become issuable under such plan by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2) Estimated pursuant to Rule 457(h) and Rule 457(c) of the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of computing the registration fee, based on the average price of Common Stock on the NASDAQ National Exchange on May 3, 2005.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents which have been filed by the Registrant with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as applicable, are incorporated by reference herein and shall be deemed to be a part hereof:

            1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

            2. All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act.

            3. The description of the Registrant's Capital Stock contained in the registration statement filed with the Commission pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents, filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and made a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of the Registrant's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this Registration Statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

                  Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

            Not applicable.

ITEM 5. INTEREST OF NAMED EXPERTS AND COUNSEL

            Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  Article 6.07 of this Registrant's By-Laws permits the indemnification of officers and directors under certain circumstances to the full extent that such indemnification may be permitted by law.

                  Such rights of indemnification are in addition to, and not in limitation of, any rights to indemnification to which any officer or director of the Registrant is entitled under the Business Corporation Law of the State of New York which provides for indemnification by a corporation of its officers and directors under certain circumstances as stated in the Business Corporation Law and subject to specified limitations set forth in the Business Corporation Law.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

            Not applicable.

ITEM 8. EXHIBITS.

            See Exhibit Index attached.

ITEM 9. UNDERTAKINGS.

            (1)   The Registrant hereby undertakes:

                  (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                        (iii) To include any material information with respect
                              to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13(a) or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (2) The Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each filing of the issuer's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at the time shall be deemed to be the initial bona fide offering hereof.

            (3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the above-mentioned provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albany and the State of New York, on May 5, 2005

                                     FIRST ALBANY COMPANIES INC.

                                     By: /s/ Alan P. Goldberg
                                         -----------------------------------
                                         Alan P. Goldberg
                                         President and Chief Executive Officer

                                POWER OF ATTORNEY

            Each person whose signature appears below hereby severally appoints George C. McNamee and Alan P. Goldberg, and each of them acting singly, as his or her true and lawful attorney-in-fact and agent, with full and several power of substitution, to sign for him and in his name, place and stead in any and all capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all pre-effective and post-effective amendments and supplements to the said Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirement of the Securities Act of 1933, this Registration Statement or amendment thereto has been signed below by the following persons in the capacities and on the date indicated below.

         SIGNATURE                                          TITLE                              DATE
/s/ George C. McNamee                      Chairman                                         May 5, 2005
-------------------------------
George C. McNamee

/s/ Alan P. Goldberg                       Director, President and Chief Executive          May 5, 2005
-------------------------------            Officer
Alan P. Goldberg                           (Principal Executive Officer)

/s/ Steven R. Jenkins                      Chief Operating Officer and Chief Financial      May 5, 2005
-------------------------------            Officer
Steven R. Jenkins                          (Principal Accounting Officer and Principal
                                           Financial Officer)

/s/ Carl P. Carlucci                       Director                                         May 5, 2005
-------------------------------
Carl P. Carlucci

/s/ Walter Fiederowicz                     Director                                         May 5, 2005
-------------------------------
Walter Fiederowicz

/s/ Nicholas A. Gravante, Jr.              Director                                         May 5, 2005
-------------------------------
Nicholas A. Gravante, Jr.

/s/ Hugh A. Johnson, Jr.                   Director                                         May 5, 2005
-------------------------------
Hugh A. Johnson, Jr.

/s/ Dale Kutnick                           Director                                         May 5, 2005
-------------------------------
Dale Kutnick

/s/ Arthur T. Murphy, Jr.                  Director                                         May 5, 2005
-------------------------------
Arthur T. Murphy, Jr.

/s/ Shannon P. O'Brien                     Director                                         May 5, 2005
-------------------------------
Shannon P. O'Brien

/s/ Arthur J. Roth                         Director                                         May 5, 2005
-------------------------------
Arthur J. Roth

                                  EXHIBIT INDEX

Exhibit No.                                          Description
5               Opinion of Milbank, Tweed, Hadley & McCloy LLP as to the legality of the Registrant's Common Stock.

23(a)           Consent of Milbank, Tweed, Hadley & McCloy LLP (included in the Opinion filed as Exhibit 5 hereto).

23(b)           Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

24              Power of Attorney (set forth on the signature page hereof).

99(a)           First Albany Companies Inc. Restricted Stock Inducement Plan for Descap Employees